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                                                                 EXHIBIT 99

                         LIMITED POWER OF ATTORNEY

          The undersigned does hereby constitute and appoint JEFFREY A. OTT his or her true and lawful attorney and agent, with full power of substitution, to do any and all acts and things and to execute and file any and all instruments that such attorney and agent may consider necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or other capacity) to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of Dakota Telecommunications Group, Inc. (the "Company") that the undersigned (in his or her individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 13 or 16 of the Act including, without limitation, full power and authority to sign the undersigned's name, in his or her individual capacity or in a fiduciary or other capacity, to any report, application or statement on Form ID, Forms 3, 4 or 5, Schedules 13D or 13G, or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorney and agent shall do or cause to be done by virtue hereof.

          The undersigned agrees that the attorney-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto.

          This authorization shall be in addition to all prior authorizations to act for the undersigned with respect to securities of the Company in these matters and shall survive the termination of the undersigned's status as a director and/or officer of the Company and remain in effect until revoked in writing by the undersigned.

Date: FEBRUARY 16, 1999                 /S/ GERY BAAR
                                            (Signature)

                                        GERY BAAR
                                            (Print Name/Title)